EXHIBIT 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on this Schedule 13D dated February 20, 2020 (including amendments thereto) with respect to the common stock of NMF SLF I, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: February 20, 2020

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Mary Beth Kuderik
Name: Mary Beth Kuderik
Title: Chief Financial Officer

UAW CHRYSLER RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Mary Beth Kuderik
Name: Mary Beth Kuderik
Title: Chief Financial Officer

UAW FORD RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Mary Beth Kuderik
Name: Mary Beth Kuderik
Title: Chief Financial Officer

UAW GM RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Mary Beth Kuderik
Name: Mary Beth Kuderik
Title: Chief Financial Officer

HERSHEL HARPER

/s/ Hershel Harper